UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 1, 2007 (April 23, 2007)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2007, Commercial Metals Company (the “Company”) entered into an Amendment (the “Amendment”) to the Amended and Restated Receivables Purchase Agreement, dated April 22, 2004 (the “RPA”), among CMC Receivables Inc., the Company, Three Rivers Funding Corporation, Liberty Street Funding Corp., The Bank of Nova Scotia and Mellon Bank, N.A.. The Amendment amended Section 1.01 of the RPA, a copy of which was filed as Exhibit 10(i)f to the Company’s Form 10-Q for the quarter ending May 31, 2004, to change the definition of “Facility Fee” by replacing the language “each dated as of the Closing Date” with “each dated as of April 23, 2007.” The Amendment also amended Section 1.01 of the RPA by changing the definition of “Liberty Maximum Net Investment” by replacing the dollar amount “$65,000,000” with “$100,000,000” and by changing the definition of “TRFCO Maximum Net Investment” by replacing the dollar amount “$65,000,000” with “$100,000,000.” The effect of these amendments is to increase the Company’s accounts receivable securitization program from $130,000,000 to $200,000,000 while reducing the Facility Fee to 0.125%.
     The Amendment is attached as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure.
     On April 27, 2007, the Company issued a press release announcing that the second bid dated April 17, 2007, of its Swiss subsidiary, Commercial Metals International AG, to acquire Valjaonica Cijevi Sisak (“VCS”) has been accepted by the Croatian Privatization Fund and Croatian government. VCS is an electric arc furnace based steel pipe company with a pipe making capacity of about 305,000 metric tons annually.
     The Company’s bid includes the assumption of all the debt of VCS totaling over HRK 250 million (approximately U.S. $45 million) towards the Croatian government, banks and trade creditors. The bid also includes HRK 10 million (about U.S. $2 million) for the shares or alternatively HRK 37 million (approximately U.S. $7 million) subject to termination and indemnity with regard to certain alleged contract obligations as well as a capital expenditure program worth U.S. $38 million over a five-year period. The Company will also assume the obligation of retaining the employees of VCS for a period of three years. The bid is subject to execution of a definitive purchase contract.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1. The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

The following exhibits are filed with this Form 8-K.

10.1	Amendment to Amended and Restated Receivables Purchase Agreement dated as of April 20, 2005 among CMC Receivables, Inc., Commercial Metals Company, Three Rivers Funding Corporation and Liberty Street Funding Corp., The Bank of Nova Scotia and Mellon Bank, N.A..

99.1	Press Release, dated April 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: May 1, 2007	By:	/s/ William B. Larson
	Name:	William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Amended and Restated Receivables Purchase Agreement dated as of April 20, 2005 among CMC Receivables, Inc., Commercial Metals Company, Three Rivers Funding Corporation and Liberty Street Funding Corp., The Bank of Nova Scotia and Mellon Bank, N.A.

99.1	Press Release, dated April 27, 2007.